EXHIBIT 10.4
FORM OF RESTRICTED STOCK AWARD AGREEMENT
UNDER THE DYNATRACE, INC.
2019 EQUITY INCENTIVE PLAN
Name of Grantee:
Employee ID
No. of Shares:
Grant Date:
Grant Number:
Pursuant to the Dynatrace, Inc. 2019 Equity Incentive Plan as amended through the date hereof (the “Plan”), Dynatrace, Inc. (the “Company”) hereby grants an award (an “Award”) of the number of shares of restricted stock (“Restricted Stock”) to the Grantee named above, subject to the restrictions and conditions set forth herein, including any additional terms and conditions for the Grantee’s country, as set forth in the Appendix attached hereto (the “Appendix” and, together, the “Agreement”), and in the Plan. Each share of Restricted Stock shall reflect one share of Common Stock, par value $0.001 per share (the “Stock”) of the Company. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
1.Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The Grantee shall (a) accept this Agreement pursuant to the Company’s instructions, which may include an online acceptance process and (b) deliver to the Company a stock power endorsed in blank.
2.Restrictions and Conditions.
(a)Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)If the Grantee’s Service Relationship is voluntarily or involuntarily terminated for any reason (including death) except as provided in Section 3 below or Schedule 1 attached hereto, in each case prior to vesting of shares of Restricted Stock granted herein on the terms specified in Schedule 1 attached hereto, all shares of Restricted Stock, to the extent not yet vested as of the applicable date, shall immediately and automatically be forfeited and returned to the Company.

3.Vesting of Restricted Stock.
(a)The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the vesting dates specified in and otherwise in accordance with the terms of Schedule 1 attached hereto (the “Vesting Date”), so long as the Grantee remains in a Service Relationship with the Company or a Subsidiary through such dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.
(b)Subsequent to the Vesting Date, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.
4.Dividends. Dividends on shares of Restricted Stock shall be paid to the Grantee if the Company pays dividends on the Stock.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. In the event of a conflict between the general terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. However, this Agreement sets out specific terms for this Award, and those terms will prevail over more general terms in the Plan on the same issue, if any, or in the event of a conflict between such terms.
6.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
7.Responsibility for Taxes.
(a)The Grantee acknowledges that, regardless of any action taken by the Company and/or, if different, the Affiliate which employs the Grantee or for which the Grantee otherwise provides services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant or vesting of the Award, the subsequent sale of shares of Stock and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure or administer the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Service Recipient; (ii) withholding from proceeds of the sale of shares of Stock either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); (iii) withholding from shares of Stock; or (iv) any other method of withholding determined by the Company and permitted by applicable laws.
(c)The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Grantee’s jurisdiction(s), in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee shall be deemed to have been issued the full number of shares of Stock, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
(d)The Grantee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock, or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.
8.Election Under Section 83(b). To the extent the Grantee is a U.S. taxpayer, the Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the U.S. Internal Revenue Service and the Company an election under Section 83(b) of the Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.
9.No Creation of Service Relationship; No Obligation to Continue Service Relationship. The grant of this Award shall not be interpreted as forming an employment or service agreement with the Company or any Affiliate and shall not be construed as giving the Grantee the right to remain in a Service Relationship. Neither the Plan nor this Agreement shall interfere in any way with the right of the Company or the Service Recipient, as applicable, to terminate the Service Relationship of the Grantee at any time.
10.Nature of Grant. In accepting the Award, the Grantee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the Award is exceptional and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Awards, or benefits in lieu of Restricted Stock Awards, even if Restricted Stock Awards have been granted in the past;

(c)all decisions with respect to future Restricted Stock Awards or other grants, if any, will be at the sole discretion of the Company;
(d)the Restricted Stock Awards, and the income from and value of same, are not intended to replace any pension rights or compensation;
(e)unless otherwise agreed with the Company, the Restricted Stock Awards, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of an Affiliate;
(f)the Restricted Stock Awards, and the income from and value of same, are not part of normal or expected compensation for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(g)the future value of the shares of Stock is unknown, indeterminable, and cannot be predicted with certainty;
(h)for purposes of the Award, the Grantee’s Service Relationship will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee provides services or the terms of the Grantee’s employment or other service agreement, if any), and unless otherwise determined by the Company or as provided in Schedule 1, the Grantee’s right to vest in the Award, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Grantee provides services or the terms of the Grantee’s employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Award (including whether the Grantee may still be considered to be providing services while on a leave of absence);
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Awards in accordance with the terms of Schedule 1 hereto resulting from the termination of the Grantee’s Service Relationship (whether or not the reason was later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee provides services or the terms of the Grantee’s employment or other service agreement, if any);
(j)unless otherwise provided in the Plan, Schedule 1 to this Agreement, or by the Company in its discretion, the Restricted Stock Awards and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Awards or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock of the Company; and
(k)neither the Company, the Service Recipient nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. dollar that may affect the value of the Restricted Stock Awards or the subsequent sale of the shares of Stock.

11.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
12.Data Privacy.
(a)Data Collection and Usage. The Company, the Service Recipient and other Affiliates collect, process and use certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any equity awards or directorships held in the Company, details of all equity awards granted under the Plan or any other entitlement to similar cash-settled rights or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the legitimate interest of implementing, administering and managing the Plan. The collection and processing of Data is necessary for the performance of the Agreement between the Grantee and the Company. The Company and its Affiliates may also share Data with a potential buyer or investor (and its agents and advisers) in connection with any proposed investment, purchase, merger or acquisition of any part of its business, provided it informs the buyer it must use Data only for the purposes of evaluating such a transaction. Please refer to the Company’s Global Staff Privacy Notice for additional information.
(b)Stock Plan Administration and Other Service Providers. The Company transfers Data to E*TRADE Financial Services, Inc. and its affiliated companies (“E*TRADE”) which has been engaged by or on behalf of the Company to assist with the implementation, administration and management of the Plan. The Company may further transfer Data to its transfer agent, payroll providers and/or certain other service provider(s) as may be, presently or in the future, engaged to assist with the implementation, administration and management of the Plan.
(c)Data Transfers. The Company, E*TRADE, its transfer agent and registrar are, and its other service provider(s) may be, based in the United States. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States. To the extent of any Data transfer among the Company and its Affiliates, including any transfer to the United States, the Company has implemented certain measures for the transfer, including standard contractual clauses. The Grantee is entitled to obtain a copy of the appropriate or suitable safeguards implemented to allow such data transfers by contacting privacy@dynatrace.com.
(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This means Data may be retained beyond the Grantee’s Service Relationship. As a general rule, Data will be stored for a period of seven years following the termination of the Grantee’s participation in the Plan.
(e)Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Depending on where the Grantee is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) withdraw any given consent, (vii) object, (viii) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (ix) receive a list with any potential recipients or categories of recipients to whom Data has or will be disclosed. To receive clarification regarding these rights or to exercise these rights, the Grantee can contact privacy@dynatrace.com.
13.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock in connection with the Award prior to the completion of any registration or qualification of the Stock under any U.S. or non-U.S. federal, state or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock subject to the Award with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Stock. Further, the Grantee agrees that, to the extent provided in the Plan, the Company shall have unilateral authority to amend the Plan and this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the Award.
14.Appendix. Notwithstanding any provision in this Restricted Stock Award Agreement, the Restricted Stock shall be subject to any additional terms and conditions for the Grantee’s country as set forth in the Appendix attached hereto. If the Grantee transfers from the United States to a country outside the United States, or if the Grantee relocates between countries included in the Appendix during the life of the Restricted Stock, the applicable terms and conditions in the Appendix shall apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
15.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business, with a copy to legalnotices@dynatrace.com, and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
16.Waivers. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantees.
17.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
18.Consent to Jurisdiction. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY EXCHANGE NOTICE, THIS AGREEMENT OR ANY OTHER RELATED AGREEMENT. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY

PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL OR ITS FOREIGN EQUIVALENT TO SUCH PARTY'S RESPECTIVE ADDRESS SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF ANY EXCHANGE NOTICE, THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT IN DELAWARE, AND FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
19.Insider Trading Restrictions / Market Abuse Laws. By accepting the Award, the Grantee acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Grantee further acknowledges that, depending on the Grantee’s or his or her broker’s country or the country in which the shares of Stock are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., the Award) or rights linked to the value of shares of Stock under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information.  Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and the Grantee should speak to his or her personal advisor on this matter.
20.Foreign Asset/Account, Exchange Control and Tax Reporting. Depending on the Grantee’s country, the Grantee may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect the Grantee’s ability acquire or hold Restricted Stock Awards or other shares of Stock under the Plan or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of shares of Stock) in a brokerage/bank account outside the Grantee’s country. The applicable laws of the Grantee’s country may require that he or she report such Restricted Stock Awards, shares of Stock, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to the Grantee’s country within a certain time period or according to certain procedures. The Grantee acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with applicable laws.
21.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
22.Language. The Grantee acknowledges that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement, or any other documents related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
23.Imposition of Other Requirements. The Company reserves the right to impose other requirements on this Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to enter into any additional agreements or undertakings that may be necessary to accomplish the foregoing.
24.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to accept this Agreement or otherwise participate in the Plan in the future through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
DYNATRACE, INC.
By: